                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         Paul Revere Variable Annuity Contract Accumulation Fund
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                THE PAUL REVERE
                           VARIABLE ANNUITY CONTRACT
                               ACCUMULATION FUND

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                     [LOGO]

                               ANNUAL MEETING OF
                        VARIABLE ANNUITY CONTRACT OWNERS
                                       OF
                        THE PAUL REVERE VARIABLE ANNUITY
                               INSURANCE COMPANY
                                 March 6, 1997

          THE PAUL REVERE VARIABLE ANNUITY CONTRACT ACCUMULATION FUND
                               18 CHESTNUT STREET
                      WORCESTER, MASSACHUSETTS 01608-1928
                            TELEPHONE: 508-799-4441
                          NOTICE OF ANNUAL MEETING OF
                        VARIABLE ANNUITY CONTRACT OWNERS
                                       OF
               THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY
                                 MARCH 27, 1997
               TO CONTRACT OWNERS AND HOLDERS OF VESTED INTERESTS
                           IN THE ACCUMULATION FUND:

The Annual Meeting of variable annuity contract owners of The Paul Revere Variable Annuity Insurance Company will be held at the Home Office of the Company, 18 Chestnut Street, Worcester, Massachusetts, at 4:00 p.m., Eastern Standard Time, Thursday, March 27, 1997, to receive from the Board of Managers of the Accumulation Fund and from the Board of Directors of The Paul Revere Variable Annuity Insurance Company reports and statements as to the transactions during the previous year and the financial condition of each, and to consider and act upon the following:

1. To elect (2) members to the Board of Managers in accordance with the Rules and Regulations;

2. To ratify or reject the appointment of Ernst & Young LLP as independent auditors for the Accum-ulation Fund for 1997; and

3. To transact any other business which may properly be brought before the meeting.

The number of votes which may be cast is indicated on each proxy and was determined on the basis of variable accumulation and annuity units credited under a contract funded by the Accumulation Fund as of December 31, 1996, which is also the record date for determining those having the right to notice of and to vote at the meeting. Individuals other than the contract owner who have a vested interest under a contract issued to fund a pension, profit-sharing or other arrangement have the right to instruct the contract owner with respect to the votes attributable to such interest, or, if they are annuitants receiving payments or are participants under a group tax deferred variable annuity contract for employees of a public school system or of a charitable organization described in Section 501(c)(3) of the Internal Revenue Code, to vote directly.

Contract owners, annuitants, and participants under group tax deferred contracts are requested to return their proxies promptly to The Paul Revere Variable Annuity Insurance Company, which proxies may be withdrawn at any time before they are exercised by returning a written revocation or a duly executed proxy bearing a later date. A proxy may also be withdrawn in the event of personal attendance at the meeting. Other holders of vested interests under variable annuity contracts are requested to forward their proxies promptly to the contract owner. Such other holders may also withdraw their proxies at any time before they are exercised by returning a written revocation to the contract owner.

March 6, 1997

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU COMPLETE AND RETURN YOUR PROXY PROMPTLY TO ASSURE THE PRESENCE OF A QUORUM. YOU MAY WITHDRAW YOUR PROXY IN THE EVENT OF YOUR PERSONAL ATTENDANCE AT THE MEETING.

          THE PAUL REVERE VARIABLE ANNUITY CONTRACT ACCUMULATION FUND
                               18 CHESTNUT STREET
                      WORCESTER, MASSACHUSETTS 01608-1528
                            TELEPHONE: 508-799-4441
                                PROXY STATEMENT

This proxy statement, which is being mailed on or about March 6, 1997, is furnished in connection with the solicitation by the Board of Managers of The Paul Revere Variable Annuity Contract Accumulation Fund (the "Fund"), a separate account of The Paul Revere Variable Annuity Insurance Company ("PRV"), an indirect wholly owned subsidiary of The Paul Revere Corporation ("Paul Revere"), of proxies in the accompanying form for the purposes of the March 27, 1997 Annual Meeting as set forth in the accompanying Notice of Annual Meeting (the "Notice"). The Annual Report of the Fund for the year ended December 31, 1996 was previously forwarded. A copy of the Annual Report of the Fund may be obtained without charge from PRV by writing to the above address or by calling collect (508) 799-4441.

A proxy may be revoked at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date with the person with whom the proxy was filed. A proxy shall be suspended if the person entitled to vote at the meeting is present and elects to vote in person.

It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote in favor of the matters described in the Notice and this Proxy Statement, and in their discretion on other matters properly coming before the meeting.

The cost of soliciting proxies on the accompanying form, which is expected to be nominal, will be borne by PRV. In addition to solicitation by mail, certain directors, officers and regular employees of PRV or members of the Board of Managers of the Fund may solicit proxies in person or by telephone. No officer or manager of the Fund receives compensation or reimbursement from the Fund for such solicitation.

On December 31, 1996, there were 2,658,965 variable accumulation and annuity units outstanding (collectively, variable accumulation and annuity units will hereinafter be referred to as "Units"), each of which is entitled to one vote. Fractional Units will be voted on a pro rata basis. Only variable annuity contract owners, annuitants and participants under group tax deferred variable annuity contracts (collectively, such variable annuity contract owners, annuitants, and participants will hereinafter be referred to as "contract owners") are entitled to vote at the meeting but others having a vested interest under a pension, profit-sharing or other plan or arrangement have the right to instruct the owner of the contract with respect to the votes attributable to Units representing such interests. Such instruction may be given by promptly forwarding the executed proxy to the owner of the contract. The interest represented by the proxy will be voted in accordance with the instructions on the proxy if the proxy is promptly executed and returned. The Board of Managers of the Fund has fixed December 31, 1996 as the record date (the "Record Date") for determination of the contract owners entitled to receive notice of and to vote at the Meeting and the number of votes to which such persons are entitled.

For purposes of the Meeting, a quorum is the presence in person or by proxy of the lesser of one hundred variable annuity contract owners entitled to vote or variable annuity contract owners entitled to vote ten percent of the Units. A quorum being present, the adoption or rejection of the matters specified in the Notice will be decided with respect to each series of the Fund by the vote of a majority of the Units voted of each series.

                           CONTRACT OWNERS PROPOSALS

Contract owners' proposals for action at the next annual meeting must be received by Management at its principal office by November 27, 1997. No contract owners' proposals were received for this year's meeting.

                             OWNERSHIP AND CONTROL

As of the Record Date, the members of the Board of Managers of the Fund and the directors and principal officers of PRV, as a group, through their ownership of individual variable annuity contracts, owned beneficially and of record 11,947 Units, representing approximately .4% of the total. The Paul Revere Employee Pension Plan (the "Pension Plan") and The Paul Revere Agency Retirement Plan were the only contract owners who, as of the above date, directly or indirectly owned, controlled or held with power to vote Units representing 5% or more of the total vote. In April 1996, Paul Revere redeemed approximately 1,959,000 Units representing $13 million of its Pension Plan assets. Paul Revere's decision to redeem these contracts results from a plan to transfer its pension assets to a trust. The retirement plans of Paul Revere currently control or hold with power to vote approximately 959,690 Units, representing approximately 36% of the total vote.

                    INFORMATION CONCERNING PRV AND THE FUND

The Fund is an open-end, diversified investment company registered under the Investment Company Act of 1940 ("1940 Act") and is the separate account through which PRV sets aside, separate and apart from its general assets, assets attributable to its variable annuity contracts. PRV is a stock life insurance company organized under Massachusetts General Laws and is a wholly-owned subsidiary of The Paul Revere Life Insurance Company ("PRL"), a Massachusetts corporation, which is wholly owned by Paul Revere. Each has its principal office at 18 Chestnut Street, Worcester, Massachusetts. PRV's principal business is the sale and administration of life and annuity insurance policies. PRV serves as insurer and principal underwriter and as an investment adviser to the Fund under the Advisory Agreement. PRV is registered with the Securities and Exchange Commission as an investment adviser and as a broker-dealer. The Paul Revere Life Insurance Company is wholly-owned by Paul Revere, a Massachusetts corporation with its principal office at 18 Chestnut Street, Worcester, Massachusetts. Paul Revere is an 83% owned subsidiary of Textron Inc. ("Textron"), a Delaware corporation with its principal office at 40 Westminster Street, Providence, Rhode Island 02903. Paul Revere is 17% publicly held. Paul Revere is comprised of The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company and other non-insurance affiliates. Information about PRV's activities and compensation as issuer and principal underwriter, and as investment adviser to the Fund is set forth below.

                       INFORMATION CONCERNING PAUL REVERE

On April 29, 1996, Paul Revere and Provident Companies, Inc. ("Provident") announced they had signed a definitive merger agreement providing for the merger (the "Merger") of a wholly owned subsidiary of Provident with and into Paul Revere. On November 6, 1996, Paul Revere and Provident announced that they had amended and restated the merger agreement to, among other things, extend the date as of which the parties would be entitled to terminate the agreement and to adjust the exchange ratio to be used in determining the number of shares of Provident common stock that Textron, which owns approximately 83% of Paul Revere's outstanding common shares, will receive in the Merger. The transaction, valued at approximately $1.2 billion, has been approved by the Boards of Directors of both companies. The transaction remains subject to the approval of the Commonwealth of Massachusetts Division of Insurance and the satisfaction of certain other customary closing conditions. As a result of the Merger, Paul Revere would become a direct wholly owned subsidiary of Provident. The policyholders and contract owners of PRV and the Fund will not receive any direct payment, property or consideration in connection with the Merger.

            INFORMATION CONCERNING MFS INSTITUTIONAL ADVISORS, INC.

MFS Institutional Advisors, Inc. ("MFSI"), formerly MFS Asset Management, Inc., is a Delaware corporation with its principal offices at 500 Boylston Street, Boston, Massachusetts 02116. MFSI, together with its parent corporation, Massachusetts Financial Services Company ("MFS") and its predecessor organizations, have a history of money management dating from 1924. MFSI is a wholly-owned subsidiary of MFS.

Since 1982, MFS has been a subsidiary of Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts, 02181, which is, in turn, a wholly-owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Canada M5H 1J9.

As of December 31, 1996, MFS and its subsidiaries including MFSI, had over $52.4 billion in assets under management, which included over $7 billion in assets managed by MFSI.

MFSI serves as investment advisor to substantial private and institutional accounts. MFS serves as investment advisor to certain mutual fund and insurance company separate accounts. The mutual funds in separate accounts are registered as investment companies under the Investment Company Act of 1940. Each of the separate accounts is established by Sun Life Assurance Company of Canada (U.S.).

                    INFORMATION ABOUT THE ADVISORY AGREEMENT
                         AND THE SUB-ADVISORY AGREEMENT

PRV, subject to the supervision of the Board of Managers of the Fund, is responsible for all duties related to the investment, reinvestment and safekeeping of the assets of the Fund and for all expenses attributable to performing its investment advisory services, including costs of compensating officers and employees of PRV connected with providing investment advisory services to the Fund.

Under the Advisory Agreement, PRV is required specifically to provide the Board of Managers of the Fund continuously with an investment program for its approval or rejection and, if rejected, to submit another program for consideration.

In connection with PRV's obligations under the Advisory Agreement, PRV bears the cost of all services and expenses attributable to the maintenance and operation of the Fund (other than costs relating to the administration and distribution of the variable annuity contracts, which costs are provided for in the Sales and Administrative Services Agreement by and between PRV and the Fund dated February 19, 1970 and re-executed on February 16, 1989 (the "Services Agreement")). These costs include, among other things, fees paid to MFSI pursuant to the Sub-Advisory Agreement, fees required by federal and state securities regulatory authorities and the National Association of Securities Dealers, Inc., costs of maintaining the books and records of the Fund, outside legal, accounting, actuarial and other professional costs, costs of determining the net asset value of each series of the Fund, and other out-of-pocket expenses relating to the Fund, including salaries, rent, postage, telephone, travel, office equipment and stationery. All brokerage commissions and other fees relating to purchases and sales of investments for the Fund are paid out of the assets of the Fund.

For providing such investment advisory services, the Fund pays PRV an annual fee of .50% of the average daily net asset value of each series of the Fund. This fee is computed on a daily basis and is payable weekly by the Fund. During the years ended December 31, 1996, 1995 and 1994, the Fund paid PRV advisory fees of $134,458, $191,061 and $167,704, respectively.

The Advisory Agreement and the Sub-Advisory Agreement as currently in effect were submitted to a vote of the contract owners on August 16, 1984 in connection with the adoption of the Advisory Agreement and the Sub-Advisory Agreement by the Fund. The continuation of the Advisory Agreement and the Sub-Advisory Agreement were last approved by the Board of Managers of the Fund on March 28, 1996. On August 8, 1996, at a Special Meeting of the contract owners of the Fund, a new investment advisory agreement and a new investment sub-advisory agreement for the Fund, each to be effective at the time of the Merger and substantially identical to those agreements currently in effect, were approved.

In addition to fees paid under the Advisory Agreement and the Sub-Advisory Agreement, during the years ended December 31, 1996, 1995 and 1994 PRV received sales and administration charges under the Services Agreement totalling $4,434, $4,452 and $6,529, respectively. PRV also received $268,915, $382,123 and $335,408 from the Fund during the years ended December 31, 1996, 1995 and 1994, respectively, as its charge for assuming the mortality and expense risks under its variable annuity contracts, this representing a charge on each valuation date of an amount which, on an annual basis, equals 1% of the average daily net asset value of the Fund as permitted under the Services Agreement.

Under the Advisory Agreement, PRV is specifically authorized to employ one or more sub-advisors in connection with the services to be performed and obligations to be assumed by PRV. Pursuant thereto, PRV entered into the Sub-Advisory Agreement.

Under the Sub-Advisory Agreement, MFSI, subject to the supervision of PRV and the Board of Managers of the Fund, is responsible for all aspects of day-to-day management of the investments of the Fund. Among other things, it is required to: (i) perform research and evaluate pertinent data; (ii) provide the Board of Managers of the Fund with an investment program for the Fund for its approval;
(iii) make investment decisions and carry them out by placing orders for the execution of portfolio transactions consistent with the investment policies of the Fund as set forth in its current prospectus; (iv) report to the Board of Managers of the Fund at least quarterly with respect to the implementation of the approved investment plan; (v) transmit to PRV information necessary for PRV to perform its responsibilities with respect to the Fund; (vi) create and maintain brokerage records as required by law; and (vii) provide the office space, material and personnel necessary to fulfill its obligations under the Sub-Advisory Agreement and to pay all expenses incurred by it in connection with its activities. However, MFSI is not required to perform services or bear expenses related to the maintenance of the Fund. (These expenses are properly assumed by Paul Revere pursuant to the Advisory Agreement.)

For providing such investment sub-advisory services, PRV pays MFSI an annual fee of .35% of the average daily net asset value of each series of the Fund. This fee is computed on a daily basis and is payable weekly by PRV. During the years ended December 31, 1996, 1995 and 1994, PRV paid MFSI investment sub-advisory fees of $94,120, $133,743 and $117,393, respectively.

Each of the Advisory Agreement and the Sub-Advisory Agreement provides that it shall continue in effect for an initial term ending March 31, 1986 and thereafter from year to year so long as its continuance is approved at least annually by (a) the vote of a majority of the Board of Managers of the Fund, or by the vote of a majority of the outstanding Units of the Fund, including a majority of the outstanding Units of each series thereof and (b) by the vote of a majority of the members of the Board of Managers of the Fund who are not parties to the Advisory Agreement or interested persons (as defined in the 1940
Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such an approval. (A majority vote of the contract owners of this purpose means the lesser of (i) 67% of the Units represented at the meeting, if more than 50% of the outstanding Units are represented, or (ii) more than 50% of the outstanding Units.) Any amendment to either of the Advisory Agreement or the Sub-Advisory Agreement must be approved by (i) the Board of Managers of the Fund or by the vote of a majority of the outstanding Units of the Fund, including a majority of the outstanding Units of each series thereof, and (ii) the majority of those members of the Board of Managers of the Fund who are not parties to the Advisory Agreement or the Sub-Advisory Agreement, as the case may be, or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such an approval. Each of the Advisory Agreement and the Sub-Advisory Agreement may be terminated without penalty by the Board of Managers of the Fund or by vote of a majority of the outstanding units of the Fund, including a majority of the outstanding units of each series of the Fund, upon 60 days' written notice to PRV, and it terminates automatically in the event of its assignment (as defined in the 1940 Act). The Advisory Agreement and the Sub-Advisory Agreement also provide that PRV, in the case of the Advisory Agreement, and MFSI, in the case of the Sub-Advisory Agreement, shall not be subject to any liability in connection with the performance of their respective services under such agreements in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their respective obligations or duties.

              BROKERAGE ALLOCATION, EXPENSE AND PORTFOLIO TURNOVER

PRV has no set formula for the distribution of brokerage business in connection with the placing of orders for the purchase and sale of investments, as it is PRV's policy to place orders with the primary objective of obtaining the most favorable price and execution. Consideration may be given in the allocation of business, however, to services provided by a broker, including the furnishing of statistical data and research, if the commissions charged are reasonable. Where commissions paid reflect services furnished in addition to execution, PRV stands ready to demonstrate that such services were bona fide and rendered for the benefit of the Fund. Purchases and sales of securities not listed or traded on a securities exchange will be executed with principal market makers, except where better price or execution may otherwise be obtained. Brokerage commissions paid in the years ended December 31, 1996, 1995, and 1994 amounted to $56,322, $62,318 and $49,933, respectively. Brokerage commissions were paid to 63 brokers in 1996. In the years ended December 31, 1996, 1995, and 1994, the rate of portfolio turnover was 81%, 65%, and 64%, respectively.

                             OFFICERS AND DIRECTORS

The following table shows the names, addresses, and principal occupations of all directors and principal executive officers of PRV as of December 31, 1996.

NAME AND ADDRESS          AGE     PRINCIPAL OCCUPATION
Donald E. Boggs           51      Director and Executive Vice President of PRV.
34 Hickory Circle
Holden, MA
John H. Budd              58      Director, Senior Vice President, General Counsel and
75 Highland Street                Secretary of PRV.
Holden, MA
Gerald M. Gates           46      Director and Senior Vice President of PRV.
5 Clearings Way
Princeton, MA
M. Katherine Hessel       45      Director and Vice President of PRV.
73 Brattle Street
Holden, MA
J. Andrew Hilbert         38      Director, Senior Vice President, Chief Financial Officer
10 Presidential Drive             and Treasurer of PRV.
Southboro, MA
John D. Lemery            46      Director, Senior Vice President and Chief Investment
600 Main Street, Apt.             Officer of PRV.
2302
Worcester, MA
Barry E. Lundquist        45      Director and Senior Vice President of PRV.
18 Brooks Road
Paxton, MA
Gary W. MacConnell        62      Director, Vice President and Chief Information Officer
23 Vicksburg Circle               of PRV.
Holden, MA
Richard L. Mucci          46      Director, Executive Vice President and Chief Operating
24 Willis Holden                  Officer of PRV.
Drive
Acton, MA
Bruce A. Richards         37      Senior Vice President and Chief Actuary of PRV.
12 Alana Drive
Sutton, MA
**Charles E. Soule        62      Director and President of PRV.
50 O'Neil Drive
Westboro, MA

**Also a member of the Board of Managers of the Accumulation Fund.

The aggregate remuneration paid in 1996 to the directors and principal officers of PRV was $252,176. This amount includes all forms of compensation. No officer or director of PRV individually received in 1996 direct or indirect remuneration from PRV in excess of $62,119.

The following table shows the names, addresses, and principal occupations of all directors and principal executive officers of MFSI as of December 31, 1996.

NAME AND ADDRESS         PRINCIPAL OCCUPATIONS

*A. Keith Brodkin        Chairman and Director of MFS and Chairman of
                         MFSI.

*Thomas J. Cashman, Jr.  President and Director of MFSI.

*Arnold D. Scott         Senior Executive Vice President, Director
                         and Secretary of MFS and Director of MFSI.

*Jeffery L. Shames       President and Director of MFS and Director of
                         MFSI.

*Address is:
500 Boylston Street
Boston, Massachusetts

                  ITEM 1: MANAGEMENT AND ELECTION OF MANAGERS

Under Article III of the Rules and Regulations of the Fund, members of the Board of Managers are elected at the annual meeting to serve for the term of three years, succeeding those whose terms are then expiring, provided that when the terms of more than two members of the Board expire in the same year, the term of members to be elected shall be adjusted in such a manner that terms of at least one but not more than two members shall expire in each of the next three years.

The terms of Joan Sadowsky and Charles E. Soule are expiring. Mrs. Sadowsky is nominated for re-election and has consented to serve if elected. Mr. Soule is retiring and will not be running for re-election. John H. Budd is nominated for election and has consented to serve if elected. Seven regular meetings of the Board of Managers were held in 1996 and each member of the Board attended at least 75 percent of the meetings. The Board of Managers does not have nominating, audit, or compensation committees.

Under the terms of the 1940 Act, the Fund must have a Board of Managers, not more than sixty-percent of the members of which are deemed to be "interested persons" of the Accumulation Fund or its Investment Advisor/Principal Underwriter as defined in the 1940 Act. Two members of the Board of Managers whose terms continue - namely Mr. Short and Mr. Miller - are not deemed to be "interested persons" as defined in the 1940 Act. Of the two nominees for election, Mrs. Sadowsky is not deemed to be an "interested person" as defined in the 1940 Act whereas Mr. Budd is so deemed. Of the three members of the Board of Managers whose terms continue, Mr. Reid is deemed to be an "interested person" by virtue of his status as active or retired officer and/or director of the Investment Advisor.

In the event that any nominee should become unavailable to serve for any reason, the persons named in the enclosed proxy will consult with Management and vote for such substitute nominee or nominees as Management may recommend. At this time Management knows of no reason why any nominee would be unavailable to serve.

                            REMUNERATION OF MANAGERS

The total aggregate remuneration paid by the Fund to all members of the Board of Managers for the fiscal year ended December 31, 1996 was $12,600. This amount represents consideration paid for attendance at meetings of the Board of Managers and reimbursement for expenses incurred. Those members of the Board of Managers deemed to be interested persons received direct remuneration or an indirect benefit as active or retired officers of PRV and/or stockholders of Textron. None of the members of the Board of Managers, or active or retired officers of the Fund, who are also active or retired officers or employees of PRV or its affiliates, received any remuneration from the Fund.

Information concerning the nominees for re-election, as well as members of the Board of Managers whose terms will continue, follows with the same abbreviations of company names as used previously. Unless the contract owner withholds authorization on the proxy, it is intended that the interest represented by the proxy will be voted in favor of the election of the nominees.

                                                                                     VARIABLE
 NAME AND CAPACITY IN   YEAR FIRST BECAME         PRINCIPAL OCCUPATION AND         ACCUMULATION
 ADDITION TO THAT OF     MEMBER AND YEAR            EMPLOYMENT FOR PAST           UNITS CREDITED
     BOARD MEMBER          TERM EXPIRES                  FIVE YEARS               DEC. 31, 1996

A. NOMINEES FOR ELECTION TO A THREE-YEAR TERM
*John H. Budd              1997-2000        Director, Senior Vice President,
CHAIRMAN                                    General Counsel and Secretary of
                                            PRV.                                       447
Joan Sadowsky              1985-1997        Retired; Former Vice President of
                                            Human Resources,
                                            Atlas Distributing Corporation,
                                            Auburn, MA.                                None

B. BOARD MEMBERS WHOSE TERMS CONTINUE
Gordon T. Miller           1968-1998        Retired; Former Vice President and
VICE CHAIRMAN                               Director of Industrial Relations of
                                            Barry White Corporation,
                                            Newton Lower Falls, MA.                    None
*Aubrey K. Reid, Jr.       1974-1999        Retired; Director Emeritus and
                                            Former President of PRV and PRL.          11,130
William J. Short           1990-1999        President, Worcester Area
                                            Chamber of Commerce,
                                            Worcester, MA.                             370

*Messrs. Budd and Reid, as active or retired officers and directors of PRV, are designated "interested" persons under the Investment Company Act of 1940.

           ITEM 2: RATIFICATION OR REJECTION OF INDEPENDENT AUDITORS

The Board of Managers, including a majority of the Managers who are not deemed to be "interested persons", has, on January 29, 1997, reappointed Ernst & Young LLP, independent auditors, to audit the accounts of the Fund for the year 1996. Ernst & Young LLP has audited the accounts of the Fund each year since 1968. The appointment of independent auditors is ratified or rejected annually by the variable annuity contract owners.

Ernst & Young LLP has advised the Board of Managers of the Fund that neither its firm nor any of its members or associates has any direct or any material indirect financial interest in the Fund or any of its affiliates other than as independent auditors. The Board of Managers recommends approval of the appointment of such firm as independent auditors of the Fund for the period stated. In the event the variable annuity contract owners do not ratify the appointment by the Board of Managers of this firm or if Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its employment be otherwise discontinued, the Board of Managers will appoint other independent auditors. One or more representatives of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement if they desire to do so or to answer appropriate questions from contract owners.

                             ITEM 3: OTHER BUSINESS

Management is not aware of any other business to come before the meeting. In case of any such business properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment in the interest of the Fund.

March 6, 1997

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Form 9948 Rev. 2/97                                            Printed in U.S.A.